Calculation of Filing Fee Tables
S-3
AMEREN CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ameren Corporation Common Stock, $.01 par value	457(r)	1,250,000,000		$ 1,250,000,000.00	0.0001531	$ 191,375.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Ameren Corporation Common Stock, $.01 par value	415(a)(6)			$ 232,210,000.00			S-3	333-274977	10/13/2023	$ 25,589.54
			Total Offering Amounts:				$ 1,482,210,000.00		$ 191,375.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 191,375.00
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Filing Fee Tables" exhibit in Ameren Corporation's Registration Statement on Form S-3 (File No. 333-274977), which was filed on October 13, 2023 (the "Registration Statement").

[2]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), there is included on this registration statement shares of Ameren Corporation Common Stock, $.01 par value, having a gross sales price of up to $232,210,000 that were previously registered for offer and sale, but not sold, in connection with Ameren Corporation's Equity Distribution Sales Agreement, dated May 12, 2021 (the "Sales Agreement"), pursuant to the Registration Statement, and for which an aggregate filing fee of $25,589.54 with respect to such unsold shares was paid in connection with the filing with the Securities and Exchange Commission of an earlier prospectus supplement (which shares were included on the Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee related to such unsold shares will continue to be applied to the offer and sale of such unsold shares pursuant to the Sales Agreement. The filing fee of $191,375.00 being paid herewith relates to the newly registered shares of Ameren Corporation Common Stock, $.01 par value having an aggregate offering price of up to $1,250,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,482,210,000.00. The prospectus is a final prospectus for the related offering.